Exhibit 10.3

Contract on Technology Development (Cooperation)

(English Translation)

Party A:	Fujian Gushan Biological Diesel Co., Ltd.
Address:	12 Port Area in Chang’an Investment Zone, Tingjiang, Mawei
District Fuzhou City
Legal representative:	Yu Jianqiu

Party B:	Fuzhou University Resources and Environment Research Institute
Address:	Inside Fuzhou University 523 Industrial Road Fuzhou City
Legal representative:	Li Yulin

Whereas: Party A is an enterprise specialized in the research and production of chemicals such as biological diesel, and Party B is a research structure possessing ample resources for scientific research. To learn each other’s good points for common progress and display their respective advantages, both parties conclude, through friendly negotiation and on the basis of true and ample expression of their respective wills, following contract for joint observation on joint participation in the technological project for research and development of biomass energy in accordance with “Contract Law of the People’s Republic of China”.

Section 1 Project name

1.1 Biomass technology-applied research on the technology of converting castor culm wood fiber into methanol

Section 2 Project requirements

2.1 Technical goal: Best extraction process of liquefying and converting castor culm wood fiber into methanol

2.2 Technical contents: Fixing some major physical and chemical properties and quality indexes of caster culm wood fiber; exploration of extraction method; optimization and re-verification of extraction process; fixing some monitoring indexes and quality indexes of products, and the monitoring methods

2.3 Technical methodology and line: Economical and practical enzyme extraction method; buffer salt extraction method, and fixing the best extraction conditions

Section 3 Cooperation plan, progress, period, place, and mode

3.1 Party A shall set up “Fujian Gushan Biomass Technology Development Center” and organize a scientific research team led by Chen Deyu to engage in the research, development, technical application, and industrialization of biomass energy, for which Party B shall provide technical direction.

3.2 Party B may establish at its place “Fujian Gushan Biomass Technology Development Center” laboratory and organize a scientific research team led by Li Yulin to develop scientific research activities in respect of this project, and Party A agrees to provide 1,000,000 RMB Yuan as scientific research expenses for Party B. Such expenses shall be paid as follows: (1) pay 50,000 Yuan to Party B after signing this Agreement; (2) pay 400,000 Yuan as the second phase of expenses to Party B before Dec. 30, 2006; (3) pay 750,000 Yuan as the third phase of expenses to Party B before Jun. 30, 2007; (4) pay 800,000 Yuan as the fourth phase of expenses to Party B before Dec. 30, 2007. Party B shall own the equipment, apparatus, materials, etc., which are purchased by Party B by means of the research and development expenses and related to such research and development.

3.3 Party A and Party B shall hold a brief meeting every two months to inform each other of their progress of the project and respective periodical research results, fix the items for cooperation, and discuss the work plan for next stage, and the project executives of both Party A and Party B shall sign on the meeting memo.

3.4 Party B may make use of its existing technology, equipment, and the data, materials, and periodical research results provided by Party A relating to this project to promote the development and research of this project.

3.5 Party A may make use of its existing technology, equipment, and the data, materials, and periodical research results provided by Party B relating to this project to promote the development and research of this project.

3.6 The cooperation period of this project shall be two (2) years before expiry of which Party B shall submit to Party A the research results sufficient to realize the technical goal described in Section 2.1 hereof and relevant technical documents and assist Party A’s technical personnel to grasp such technology.

Section 4 Cancellation of this contract

4.1 If the technology as the object of research and development is disclosed (including disclosure in the form of patent right) during performance of this contract, any cooperating party shall, within ten (10) days after such cooperating party has learned or should have learned such information, notify the other party for cancellation of this contract. The other cooperating party shall have the right to ask for compensation for its loss due to failure of such notice within the provided period.

4.2 Party A shall have the right to cancel this contract if Party B slacks off in performance of its obligations provided hereof or fails within reasonable period to obtain periodical research results satisfying Party A.

4.3 The notice for cancellation of this contract shall be made in written form and take effect on the day of being served on the opposite party herein through registered letter.

Section 5 Special agreement

5.1 If Party B fails before expiry of the cooperation period to submit to Party A the research results sufficient to realize the technical goal described in Section 2.1 hereof and relevant technical documents and assist Party A’s technical personnel to grasp such technology or Party A earlier than Party B realizes the technical goal of this project, Party A shall not necessarily pay the final phase of scientific research expenses.

5.2 If the occurrence of any technical difficulty that can not be overcome by means of existing technology and conditions leads to the failure or partial failure of the research and development during performance of this contract, Party A shall have the right to inform Party B to stop relevant research and stop payment of the part of scientific research expenses that have not been paid.

5.3 The party making use of existing technology in the research and development of this project shall ensure that the technology it provides does not infringe the legitimate rights and interests of any third party; if any third party charges one party or two parties hereof with infringement for execution of the technology, the party providing such technology shall bear the liability for damages.

Section 6 Confidentiality

6.1 Any party hereto shall maintain, with the same degree of care and the degree of care no less than what is reasonably necessary, the confidentiality of any information (including but not limited to the materials, technology and periodical research results, etc. provided by the other party) relating to the other party hereof and this project and such party gets in contact with, and prevent unauthorized use, dissemination or publication of such confidential information just as it maintains all its confidential information of similar nature.

6.2 The recipient of above information shall not disclose or permit to be disclosed any confidential information and shall bear liabilities for any breach of the confidential stipulation herein or abuse of above information by any associated party or employee of such recipient or any other person acquiring the confidential information from such recipient.

6.3 The recipient of above information shall use such information only in this project. Without the prior and explicit written consent from the party disclosing above information, the recipient shall not use the said information to seek gains for itself or any other party or permit such use.

Section 7 Ownership of intellectual property

7.1 The two parties hereto admit and acknowledge that all the technical results arising out of performance of this contract (including periodical technological results) and relating intellectual property shall belong to Party A.

7.2 The two parties hereto admit and acknowledge that any party shall have the right to make subsequent improvements of the final technological results acquired from the research and development of the project herein, of which any new technological result characteristic of substantial or creative technological improvement shall belong to Party A. If Party B makes such improvements independently, Party A shall pay reasonable fee to Party B.

Section 8 Governing law and dispute resolution

8.1 The conclusion, performance, validity, interpretation, and dispute resolution shall be governed by laws of the People’s Republic of China.

8.2 Any dispute arising out of performance of or relating to this contract shall first be resolved by the parties herein through friendly consultation; if such dispute fails to be resolved through consultation or such consultation has not started within thirty days after its occurrence, such dispute shall be submitted to Fuzhou Arbitration Committee for arbitration in Fuzhou City according to its rules and procedure then effective. The arbitral award shall be final and binding upon all parties herein. The arbitration expenses (including the traveling expenses for the people appearing in court and reasonable lawyers’ fee) shall be borne by the losing party.

8.3 Except for the disputed part under arbitration, the parties herein shall continue to perform the other parts herein.

Section 9 Supplement, amendment, and assignment

9.1 Any supplement or amendment hereto shall be made by both parties in written form and the supplemental contract shall be part hereof and have the same legal effect.

9.2 No party hereto shall assign any of its rights or obligations under this contract to any third party.

Section 10 Taxes and expenses

10.1 The parties hereto shall respectively bear the due taxes and expenses out of the execution and performance of this contract.

Section 11 Taking effect and miscellaneous

11.1 This contract shall take effect from the day of being executed and stamped by the parties or their authorized agents.

11.2 If any part of this contract is invalid or becomes invalid due to laws, regulations or governmental orders and the other parts herein remain valid, the parties herein shall perform this contract pursuant to the general principles herein, the sections invalid or becoming invalid shall be substituted by valid sections reflecting to the greatest extent the intention of the parties herein at the time of signing this contract.

11.3 The headings used herein shall serve only for convenience and shall not in any case affect interpretation of the contents herein.

11.4 This contract shall be executed in Chinese.

11.5 This contract shall consist of two originals of the same legal effect, with one for each party respectively.

Party A: Fujian Gushan Biological Diesel Co., Ltd. (stamp)

Legal representative/authorized agent (signature):

Date: Jun. 6, 2006

Party B: Fuzhou University Resources and Environment Research Institute

Legal representative/authorized agent (signature):

Date: June 6, 2006